Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311          Fax:  (518) 381-3668

Subsidiary:	Trustco Bank	Nasdaq -- TRST

Contact:	Robert Leonard
Executive Vice President
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo’s Total Loans Surpass $5 Billion - Reach All-Time High;
Nonperforming Assets to Total Assets at 0.29%, Lowest in 17 Years

Executive Snapshot:

•	Loan portfolio reaches all-time high:
o	At $5.0 billion as of December 31, 2023, loans continued to set new all-time highs
o	On average, total loans were up $309.9 million or 6.6% for the fourth quarter 2023 compared to fourth quarter 2022

•	Continued solid financial results:
o	Key metrics for 2023:
◾	Net income of $58.6 million
◾	Net interest income of $171.8 million
◾	Return on average assets (ROAA) of 0.97%
◾	Return on average equity (ROAE) of 9.46%
◾	Book value per share at period end was $33.92, up from $31.54 compared to December 31, 2022

•	Superior asset quality:
o	Nonperforming loans (NPLs) were $17.7 million as of December 31, 2023, up slightly from December 31, 2022, and continue to remain at low levels
o	NPLs to total loans improved to 0.35% compared to 0.37% at December 31, 2022
o	Nonperforming assets (NPAs) to total assets improved to 0.29% compared to 0.33% at December 31, 2022

•	Capital continues to grow:
o	Consolidated equity to assets increased to 10.46% at December 31, 2023 from 10.00% at December 31, 2022

Glenville, New York –January 22, 2024

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced full year 2023 net income of $58.6 million or $3.08 diluted earnings per share, compared to net income of $75.2 million or $3.93 diluted earnings per share for the full year 2022; and net income of $9.8 million or $0.52 diluted earnings per share for the three months ended December 31, 2023, compared to net income of $20.9 million or $1.10 diluted earnings per share for the three months ended December 31, 2022.  Total loan growth increased on average by $309.9 million, or 6.6% for the fourth quarter 2023 over the same period in 2022.

Page	1

Overview

Chairman, President, and CEO, Robert J. McCormick said “The economic environment in 2023 presented challenges not previously seen. In trademark fashion, however, the TrustCo team navigated the adverse circumstances and delivered solid results. Total loans exceeded $5 billion for the first time in our history while credit quality remained exceptional – nonperforming assets to total assets ended the year at 0.29%, the best in 17 years. We are proud to say that this loan growth was funded without brokered deposits or borrowings. Likewise, we sustained our century-long commitment to the payment of a meaningful dividend to our shareholders. The point from which this good work springs is our strong capital position, developed over time and grown through the application of sound strategy. The interest-rate environment in 2024 could unfold in a number of different ways, but no matter how it plays out, we are positioned to capitalize upon the opportunities presented.”

TrustCo saw deposit balances rebound from the end of the prior year with net deposit inflows during the year.  Loan growth continued across all categories year over year, led by an increase in residential mortgages. Loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances and by cash flow from investments, deposit inflows, and cash flow from the existing loan portfolio.  The Federal Reserve’s decision to raise the target Federal Funds rate multiple times from March 2022 through July 2023 has contributed to our results in the fourth quarter and full year 2023.  Our cash position has allowed the Bank to be judicious in deposit pricing and created a buffer for the need to seek high cost funding alternatives, while other variable rate products have continued to reprice upward. Similarly, deposit costs continue to increase while we are also experiencing a shift in deposits to Time Accounts.  Furthermore, we continue to deploy aggressive marketing efforts to retain and grow our deposit balances.  We also note that current mortgage rates significantly exceed the yield on our existing portfolio of mortgages, which, if sustained, should result in expanded net interest margin going forward.  We believe that TrustCo’s strong liquidity position continues to allow us to take advantage of opportunities as they arise.

Details

Average loans were up $309.9 million or 6.6% in the fourth quarter 2023 over the same period in 2022.  Average residential loans, our primary lending focus, were up $192.2 million, or 4.6%, in the fourth quarter 2023 over the same period in 2022.  Average commercial loans and home equity lines of credit also increased $50.5 million, or 22.6%, and $61.8 million, or 22.2%, respectively, in the fourth quarter 2023 over the same period in 2022.

We have been proactive in retaining deposits through pricing and aggressive marketing, which has resulted in increased balances since December 31, 2022.  Total deposits as of December 31, 2023 increased $158.0 million to $5.35 billion from December 31, 2022.  As we move forward, our objective is to continue to encourage customers to retain these funds in the expanded product offerings of the Bank through aggressive marketing and product differentiation.  We understood the inflows of deposits during the pandemic were temporary and that is why we did not invest that liquidity into securities or loans, but we instead retained that liquidity on the balance sheet for when depositors would start to absorb the funds.  This gave us flexibility to strategically price deposits while retaining core customers.

Page	2

Net interest income was $38.6 million for the fourth quarter 2023, a decrease of $10.6 million, or 21.5%, compared to the same period in 2022, driven by a higher cost of deposits, partially offset by the increased yield on the cash balance at the Federal Reserve Bank due to the increases in the Federal Funds target rate over the past year, and loan growth at higher interest rates.  The net interest margin for the fourth quarter 2023 was 2.60%, down 74 basis points from 3.34% in the fourth quarter of 2022.  The yield on interest earnings assets increased to 3.93%, up 39 basis points from 3.54 % in the fourth quarter of 2022.  The cost of interest bearing liabilities increased to 1.72% in the fourth quarter 2023 from 0.26% in the fourth quarter 2022.  Non-interest expense increased $2.4 million over the prior year period primarily as a result of a legal settlement and the closure of several branch locations.  Other non-interest expense are expected to return to more normalized levels next quarter.  The Bank does expect branch related savings in the future quarters due to the decreased number of branch locations.

Asset quality remains strong and has been consistent over the past twelve months.  The Company recorded a provision for credit losses of $1.4 million in the fourth quarter of 2023, which is the result of a provision for credit losses on loans of $1.6 million, offset by a benefit for credit losses on unfunded commitments of $250 thousand as a result of a corresponding decrease in unfunded loan commitments.  The ratio of allowance for credit losses on loans to total loans was 0.97% as of December 31, 2023 and 2022.  The allowance for credit losses on loans was $48.6 million at December 31, 2023, compared to $46.0 million at December 31, 2022.  NPLs were $17.7 million at December 31, 2023, compared to $17.5 million at December 31, 2022.  NPLs were 0.35% and 0.37% of total loans at December 31, 2023 and 2022, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 275.0% at December 31, 2023, compared to 263.1% at December 31, 2022.  NPAs were $17.9 million at December 31, 2023, compared to $19.6 million at December 31, 2022.  Additionally, we had minimal charge-offs and were in a net recovery position for the year.

At December 31, 2023, our equity to asset ratio was 10.46%, compared to 10.00% at December 31, 2022.  Book value per share at December 31, 2023 was $33.92, up 7.5% compared to $31.54 a year earlier.

A conference call to discuss fourth quarter 2023 results will be held at 9:00 a.m. Eastern Time on January 23, 2024.  Those wishing to participate in the call may dial toll-free for the United States at 1-833-470-1428, and for Canada at 1-833-950-0062, Access code 813290.  A replay of the call will be available for thirty days by dialing toll-free for the United States at 1-866-813-9403, Access code 303906.  The call will also be audio webcast at https://events.q4inc.com/attendee/827223195, and will be available for one year.

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.2 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 140 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at December 31, 2023.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

Page	3

Forward-Looking Statements

All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our future performance, including our expectations regarding the effects of the economic environment on our financial results, our ability to retain customers and the amount of customers’ business, including deposit balances, with us, the impact of the Federal Reserve’s actions regarding interest rates, the growth of loans and deposits throughout our branch network, the increase in residential mortgage rates, and our ability to capitalize on economic changes in the areas in which we operate.  Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by volatility in financial markets and macroeconomic or geopolitical concerns related to inflation, continued elevated interest rates and ongoing armed conflicts (including the Russia/Ukraine conflict and the conflict in Israel and surrounding areas). TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  the soundness of other financial institutions; U.S. government shutdowns credit rating downgrades, or failure to increase the debt ceiling; the impact of elevated interest rates; future changes in interest rates; inflationary pressures and elevated prices; exposure to credit risk in our lending activities; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in material fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the impact of data breaches and cyber-attacks; the impact of a failure in or breach of our operational or security systems or infrastructure, or those of third parties; the impact of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of interruptions in the effective operation of our computer systems; the impact of any expansion by us into new lines of business or new products and services; the impact of anti-takeover provisions in our organizational documents; the impact of the manner in which we allocate capital; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

Page	4

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	12/31/2023		9/30/2023		12/31/2022
Summary of operations
Net interest income	$38,607		$42,221		$49,186
Provision for credit losses	1,350		100		50
Noninterest income	4,474		4,574		4,775
Noninterest expense	28,831		27,460		26,405
Net income	9,848		14,680		20,910

Per share
Net income per share:
- Basic	$0.52		$0.77		$1.10
- Diluted	0.52		0.77		1.10
Cash dividends	0.36		0.36		0.36
Book value at period end	33.92		32.80		31.54
Market price at period end	31.05		27.29		37.59

At period end
Full time equivalent employees	750		764		750
Full service banking offices	140		143		143

Performance ratios
Return on average assets	0.64%		0.96%		1.38%
Return on average equity	6.21		9.32		13.91
Efficiency ratio (1)	60.16		58.33		48.75
Net interest spread	2.21		2.55		3.28
Net interest margin	2.60		2.85		3.34
Dividend payout ratio	69.54		46.65		32.81

Capital ratios at period end
Consolidated equity to assets	10.46%		10.31%		10.00%
Consolidated tangible equity to tangible assets (2)	10.45%		10.30%		9.99%

Asset quality analysis at period end
Nonperforming loans to total loans	0.35%		0.36%		0.37%
Nonperforming assets to total assets	0.29		0.31		0.33
Allowance for credit losses on loans to total loans	0.97		0.95		0.97
Coverage ratio (3)	2.7	x	2.6	x	2.6	x

(1)
Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense and non-recurring expenses) divided by taxable equivalent net interest income plus noninterest income (excluding non-recurring loss). See Non-GAAP Financial Measures Reconciliation.

(2)	Non-GAAP measure; calculated as total shareholders' equity less $553 of intangible assets divided by total assets less $553 of intangible assets. See Non-GAAP Financial Measures Reconciliation.
(3)	Calculated as allowance for credit losses on loans divided by total nonperforming loans.

Page	5

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Year ended
	12/31/23	12/31/22
Summary of operations
Net interest income	$171,845	180,135
Provision (Credit) for credit losses	1,250	(341)
Noninterest income	18,315	19,260
Noninterest expense	111,297	100,319
Net income	58,646	75,234

Per share
Net income per share:
- Basic	$3.08	3.93
- Diluted	3.08	3.93
Cash dividends	1.44	1.41
Book value at period end	33.92	31.54
Market price at period end	31.05	37.59

Performance ratios
Return on average assets	0.97%	1.22
Return on average equity	9.46	12.60
Efficiency ratio (1)	56.72	50.22
Net interest spread	2.64	2.96
Net interest margin	2.91	2.99
Dividend payout ratio	46.71	35.86

(1)
Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense and non-recurring expenses) divided by taxable equivalent net interest income plus noninterest income (excluding non-recurring loss). See Non-GAAP Financial Measures Reconciliation.

Page	6

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Interest and dividend income:
Interest and fees on loans	$49,201	$47,921	$46,062	$44,272	$42,711
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	750	672	691	692	693
State and political subdivisions	1	-	1	-	-
Mortgage-backed securities and collateralized mortgage obligations - residential	1,533	1,485	1,543	1,585	1,606
Corporate bonds	477	473	516	521	523
Small Business Administration - guaranteed participation securities	102	107	111	117	124
Other securities	3	2	3	2	2
Total interest and dividends on securities available for sale	2,866	2,739	2,865	2,917	2,948

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	70	73	75	78	81
Total interest on held to maturity securities	70	73	75	78	81

Federal Home Loan Bank stock	149	131	110	110	98

Interest on federal funds sold and other short-term investments	6,354	6,688	6,970	6,555	6,246
Total interest income	58,640	57,552	56,082	53,932	52,084

Interest expense:
Interest on deposits:
Interest-bearing checking	165	102	49	66	61
Savings	707	639	655	530	401
Money market deposit accounts	2,500	2,384	1,756	814	389
Time deposits	16,460	11,962	9,291	5,272	1,839
Interest on short-term borrowings	201	244	279	285	208
Total interest expense	20,033	15,331	12,030	6,967	2,898

Net interest income	38,607	42,221	44,052	46,965	49,186

Less: Provision (Credit) for credit losses	1,350	100	(500)	300	50
Net interest income after provision (credit) for credit losses	37,257	42,121	44,552	46,665	49,136

Noninterest income:
Trustco Financial Services income	1,612	1,627	1,412	1,774	1,773
Fees for services to customers	2,563	2,590	2,847	2,648	2,783
Other	299	357	339	247	219
Total noninterest income	4,474	4,574	4,598	4,669	4,775

Noninterest expenses:
Salaries and employee benefits	12,444	12,393	13,122	13,283	13,067
Net occupancy expense	4,209	4,358	4,262	4,598	4,261
Equipment expense	1,852	1,923	1,873	1,962	1,700
Professional services	1,561	1,717	1,360	1,607	1,251
Outsourced services	2,532	2,720	2,491	2,296	2,102
Advertising expense	384	586	518	390	532
FDIC and other insurance	1,085	1,078	1,085	1,052	770
Other real estate (income) expense, net	(12)	163	148	225	101
Other	4,776	2,522	2,468	2,266	2,621
Total noninterest expenses	28,831	27,460	27,327	27,679	26,405

Income before taxes	12,900	19,235	21,823	23,655	27,506
Income taxes	3,052	4,555	5,451	5,909	6,596

Net income	$9,848	$14,680	$16,372	$17,746	$20,910

Net income per common share:
- Basic	$0.52	$0.77	$0.86	$0.93	$1.10

- Diluted	0.52	0.77	0.86	0.93	1.10

Average basic shares (in thousands)	19,024	19,024	19,024	19,024	19,045
Average diluted shares (in thousands)	19,026	19,024	19,024	19,027	19,050

Page	7

CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Year ended
	12/31/23	12/31/22
Interest and dividend income:
Interest and fees on loans	$187,456	162,214
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	2,805	1,405
State and political subdivisions	2	2
Mortgage-backed securities and collateralized mortgage obligations - residential	6,146	5,677
Corporate bonds	1,987	1,804
Small Business Administration - guaranteed participation securities	437	551
Other securities	10	9
Total interest and dividends on securities available for sale	11,387	9,448

Interest on held to maturity securities:
Mortgage-backed securities-residential	296	343
Total interest on held to maturity securities	296	343

Federal Home Loan Bank stock	500	305

Interest on federal funds sold and other short-term investments	26,567	14,292
Total interest income	226,206	186,602

Interest expense:
Interest on deposits:
Interest-bearing checking	382	190
Savings	2,531	920
Money market deposit accounts	7,454	1,050
Time deposits	42,985	3,567
Interest on short-term borrowings	1,009	740
Total interest expense	54,361	6,467

Net interest income	171,845	180,135

Less: Provision (Credit) for credit losses	1,250	(341)
Net interest income after provision (credit) for credit losses	170,595	180,476

Noninterest income:
Trustco Financial Services income	6,425	7,037
Fees for services to customers	10,648	10,947
Other	1,242	1,276
Total noninterest income	18,315	19,260

Noninterest expenses:
Salaries and employee benefits	51,242	45,904
Net occupancy expense	17,427	17,527
Equipment expense	7,610	6,487
Professional services	6,245	5,577
Outsourced services	10,039	9,210
Advertising expense	1,878	2,046
FDIC and other insurance	4,300	3,159
Other real estate expense, net	524	310
Other	12,032	10,099
Total noninterest expenses	111,297	100,319

Income before taxes	77,613	99,417
Income taxes	18,967	24,183

Net income	$58,646	75,234

Net income per common share:
- Basic	$3.08	3.93

- Diluted	3.08	3.93

Average basic shares (in thousands)	19,024	19,131
Average diluted shares (in thousands)	19,025	19,133

Page	8

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
ASSETS:

Cash and due from banks	$49,274	$45,940	$55,662	$47,595	$43,429
Federal funds sold and other short term investments	528,730	461,321	547,695	589,389	607,170
Total cash and cash equivalents	578,004	507,261	603,357	636,984	650,599

Securities available for sale:
U. S. government sponsored enterprises	118,668	121,474	113,570	119,132	118,187
States and political subdivisions	26	34	34	34	34
Mortgage-backed securities and collateralized mortgage obligations - residential	237,677	233,719	243,444	255,556	260,316
Small Business Administration - guaranteed participation securities	17,186	17,316	18,382	19,821	20,977
Corporate bonds	78,052	76,935	76,618	81,464	81,346
Other securities	680	657	656	652	653
Total securities available for sale	452,289	450,135	452,704	476,659	481,513

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	6,458	6,724	7,043	7,382	7,707
Total held to maturity securities	6,458	6,724	7,043	7,382	7,707

Federal Reserve Bank and Federal Home Loan Bank stock	6,203	6,203	6,203	5,797	5,797

Loans:
Commercial	273,515	268,642	251,434	246,307	231,011
Residential mortgage loans	4,365,063	4,343,006	4,310,005	4,241,459	4,203,451
Home equity line of credit	347,415	332,028	308,976	296,490	286,432
Installment loans	16,886	16,605	16,396	15,326	12,307
Loans, net of deferred net costs	5,002,879	4,960,281	4,886,811	4,799,582	4,733,201

Less: Allowance for credit losses on loans	48,578	47,226	46,914	46,685	46,032
Net loans	4,954,301	4,913,055	4,839,897	4,752,897	4,687,169

Bank premises and equipment, net	34,007	32,135	32,351	32,305	32,556
Operating lease right-of-use assets	40,542	41,475	43,113	43,478	44,727
Other assets	96,387	97,310	90,957	90,306	89,984

Total assets	$6,168,191	$6,054,298	$6,075,625	$6,045,808	$6,000,052

LIABILITIES:
Deposits:
Demand	$754,532	$773,293	$791,353	$806,075	$838,147
Interest-bearing checking	1,015,213	1,033,898	1,082,989	1,124,785	1,183,321
Savings accounts	1,179,241	1,235,658	1,315,893	1,400,887	1,521,473
Money market deposit accounts	565,767	610,012	625,253	600,410	621,106
Time deposits	1,836,024	1,581,504	1,442,959	1,280,301	1,028,763
Total deposits	5,350,777	5,234,365	5,258,447	5,212,458	5,192,810

Short-term borrowings	88,990	103,110	113,765	134,293	122,700
Operating lease liabilities	44,471	45,418	47,172	47,643	48,980
Accrued expenses and other liabilities	38,668	47,479	34,852	36,711	35,575

Total liabilities	5,522,906	5,430,372	5,454,236	5,431,105	5,400,065

SHAREHOLDERS' EQUITY:
Capital stock	20,058	20,058	20,058	20,058	20,058
Surplus	257,181	257,078	257,078	257,078	257,078
Undivided profits	425,069	422,082	414,251	404,728	393,831
Accumulated other comprehensive loss, net of tax	(13,237)	(31,506)	(26,212)	(23,375)	(27,194)
Treasury stock at cost	(43,786)	(43,786)	(43,786)	(43,786)	(43,786)

Total shareholders' equity	645,285	623,926	621,389	614,703	599,987

Total liabilities and shareholders' equity	$6,168,191	$6,054,298	$6,075,625	$6,045,808	$6,000,052

Outstanding shares (in thousands)	19,024	19,024	19,024	19,024	19,024

Page	9

NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

	12/31/2023		9/30/2023	6/30/2023	3/31/2023	12/31/2022
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$536		$540	$545	$560	$219
Real estate mortgage - 1 to 4 family	14,375		14,633	16,260	15,722	14,949
Installment	151		93	124	59	23
Total non-accrual loans	15,062		15,266	16,929	16,341	15,191
Other nonperforming real estate mortgages - 1 to 4 family	3		5	7	8	10
Total nonperforming loans	15,065		15,271	16,936	16,349	15,201
Other real estate owned	194		1,185	1,412	1,869	2,061
Total nonperforming assets	$15,259		$16,456	$18,348	$18,218	$17,262

Florida
Loans in nonaccrual status:
Commercial	$314		$314	$314	$314	$314
Real estate mortgage - 1 to 4 family	2,272		2,228	2,170	2,437	1,895
Installment	15		65	-	62	83
Total non-accrual loans	2,601		2,607	2,484	2,813	2,292
Other nonperforming real estate mortgages - 1 to 4 family	-		-	-	-	-
Total nonperforming loans	2,601		2,607	2,484	2,813	2,292
Other real estate owned	-		-	-	-	-
Total nonperforming assets	$2,601		$2,607	$2,484	$2,813	$2,292

Total
Loans in nonaccrual status:
Commercial	$850		$854	$859	$874	$533
Real estate mortgage - 1 to 4 family	16,647		16,861	18,430	18,159	16,844
Installment	166		158	124	121	106
Total non-accrual loans	17,663		17,873	19,413	19,154	17,483
Other nonperforming real estate mortgages - 1 to 4 family	3		5	7	8	10
Total nonperforming loans	17,666		17,878	19,420	19,162	17,493
Other real estate owned	194		1,185	1,412	1,869	2,061
Total nonperforming assets	$17,860		$19,063	$20,832	$21,031	$19,554

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$-		$-	$(129)	$-	$-
Real estate mortgage - 1 to 4 family	219		(26)	(161)	(53)	(46)
Installment	23		14	21	(6)	31
Total net chargeoffs (recoveries)	$242		$(12)	$(269)	$(59)	$(15)

Florida
Commercial	$-		$-	$-	$-	$-
Real estate mortgage - 1 to 4 family	-		-	-	(25)	-
Installment	6		-	40	31	-
Total net chargeoffs (recoveries)	$6		$-	$40	$6	$-

Total
Commercial	$-		$-	$(129)	$-	$-
Real estate mortgage - 1 to 4 family	219		(26)	(161)	(78)	(46)
Installment	29		14	61	25	31
Total net chargeoffs (recoveries)	$248		$(12)	$(229)	$(53)	$(15)

Asset Quality Ratios

Total nonperforming loans (1)	$17,666		$17,878	$19,420	$19,162	$17,493
Total nonperforming assets (1)	17,860		19,063	20,832	21,031	19,554
Total net chargeoffs (recoveries) (2)	248		(12)	(229)	(53)	(15)

Allowance for credit losses on loans (1)	48,578		47,226	46,914	46,685	46,032

Nonperforming loans to total loans	0.35%		0.36%	0.40%	0.40%	0.37%
Nonperforming assets to total assets	0.29%		0.31%	0.34%	0.35%	0.33%
Allowance for credit losses on loans to total loans	0.97%		0.95%	0.96%	0.97%	0.97%
Coverage ratio (1)	275.0%		264.2%	241.6%	243.6%	263.1%
Annualized net chargeoffs (recoveries) to average loans (2)	0.02%		0.00%	-0.02%	0.00%	0.00%
Allowance for credit losses on loans to annualized net chargeoffs (recoveries) (2)	49.0	x	N/A	N/A	N/A	N/A

*	Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)	Three months ended			Three months ended
	December 31, 2023			December 31, 2022
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$125,572	$750	2.39%	$120,415	$693	2.30%
Mortgage backed securities and collateralized mortgage obligations - residential	267,341	1,533	2.28	292,845	1,606	2.18
State and political subdivisions	32	1	6.62	40	1	7.81
Corporate bonds	80,207	477	2.38	85,701	523	2.44
Small Business Administration - guaranteed participation securities	18,990	102	2.15	23,805	124	2.10
Other	689	3	1.74	686	2	1.17

Total securities available for sale	492,831	2,866	2.33	523,492	2,949	2.25

Federal funds sold and other short-term Investments	461,889	6,354	5.46	669,280	6,246	3.70

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	6,591	70	4.25	7,886	81	4.12

Total held to maturity securities	6,591	70	4.25	7,886	81	4.12

Federal Home Loan Bank stock	6,203	149	9.61	5,797	98	6.76

Commercial loans	273,622	3,589	5.25	223,164	2,756	4.94
Residential mortgage loans	4,353,660	40,009	3.68	4,161,481	36,109	3.47
Home equity lines of credit	340,670	5,338	6.22	278,853	3,661	5.21
Installment loans	16,359	265	6.44	10,886	185	6.74

Loans, net of unearned income	4,984,311	49,201	3.94	4,674,384	42,711	3.65

Total interest earning assets	5,951,825	$58,640	3.93	5,880,839	$52,085	3.54

Allowance for credit losses on loans	(47,458)			(45,722)
Cash & non-interest earning assets	169,791			171,921

Total assets	$6,074,158			$6,007,038

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,004,744	$165	0.07%	$1,164,178	$61	0.02%
Money market accounts	586,025	2,500	1.69	668,537	389	0.23
Savings	1,205,388	707	0.23	1,540,163	401	0.10
Time deposits	1,720,871	16,460	3.79	983,590	1,839	0.74

Total interest bearing deposits	4,517,028	19,832	1.74	4,356,468	2,690	0.25
Short-term borrowings	92,529	201	0.86	126,562	208	0.65

Total interest bearing liabilities	4,609,557	$20,033	1.72	4,483,030	$2,898	0.26

Demand deposits	754,078			845,493
Other liabilities	81,297			82,085
Shareholders' equity	629,226			596,430

Total liabilities and shareholders' equity	$6,074,158			$6,007,038

Net interest income, GAAP and non-GAAP tax equivalent (1)		$38,607			$49,187

Net interest spread, GAAP and non-GAAP tax equivalent (1)			2.21%			3.28%

Net interest margin (net interest income to total interest earning assets), GAAP and non-GAAP tax equivalent (1)			2.60%			3.34%

Tax equivalent adjustment (1)		-			(1)

Net interest income		$38,607			$49,186

(1)	Tax equivalent adjustment to a measure results in a non-GAAP financial measure. See Non-GAAP Financial Measures Reconciliation.

Page	11

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)		Year ended		Year ended
		December 31, 2023		December 31, 2022
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$121,574	2,805	2.31%	$89,557	1,405	1.57%
Mortgage backed securities and collateralized mortgage obligations - residential	275,565	6,146	2.23	284,901	5,677	1.99
State and political subdivisions	33	2	6.71	41	3	6.66
Corporate bonds	82,865	1,987	2.40	78,266	1,804	2.31
Small Business Administration - guaranteed participation securities	20,410	437	2.14	26,679	551	2.07
Other	686	10	1.46	686	9	1.31

Total securities available for sale	501,133	11,387	2.27	480,130	9,449	1.97

Federal funds sold and other short-term Investments	521,021	26,567	5.10	969,043	14,292	1.47

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	7,053	296	4.20	8,647	343	3.97

Total held to maturity securities	7,053	296	4.20	8,647	343	3.97

Federal Home Loan Bank stock	6,018	500	8.31	5,749	305	5.31

Commercial loans	255,666	13,306	5.20	206,144	10,168	4.93
Residential mortgage loans	4,290,241	154,235	3.60	4,081,120	140,420	3.44
Home equity lines of credit	313,914	18,936	6.03	254,168	10,950	4.31
Installment loans	15,345	979	6.38	9,849	676	6.87

Loans, net of unearned income	4,875,166	187,456	3.84	4,551,281	162,214	3.56

Total interest earning assets	5,910,391	226,206	3.83	6,014,850	186,603	3.10

Allowance for credit losses on loans	(46,971)			(46,124)
Cash & non-interest earning assets	172,641			190,278

Total assets	$6,036,061			$6,159,004

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,067,972	382	0.04%	$1,190,337	190	0.02%
Money market accounts	606,230	7,454	1.23	745,714	1,050	0.14
Savings	1,323,995	2,531	0.19	1,553,016	920	0.06
Time deposits	1,437,336	42,985	2.99	974,428	3,567	0.37

Total interest bearing deposits	4,435,533	53,352	1.20	4,463,495	5,727	0.13
Short-term borrowings	114,639	1,009	0.88	177,599	740	0.42

Total interest bearing liabilities	4,550,172	54,361	1.19	4,641,094	6,467	0.14

Demand deposits	784,021			838,944
Other liabilities	81,658			81,880
Shareholders' equity	620,212			597,086

Total liabilities and shareholders' equity	$6,036,063			$6,159,004

Net interest income, GAAP and non-GAAP tax equivalent (1)		171,845			180,136

Net interest spread, GAAP and non-GAAP tax equivalent (1)			2.64%			2.96%

Net interest margin (net interest income to total interest earning assets), GAAP and non-GAAP tax equivalent (1)			2.91%			2.99%

Tax equivalent adjustment (1)		-			(1)

Net interest income		171,845			180,135

(1)	Tax equivalent adjustment to a measure results in a non-GAAP financial measure. See Non-GAAP Financial Measures Reconciliation.

Page	12

Non-GAAP Financial Measures Reconciliation

Tangible book value per share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible book value by excluding the balance of intangible assets from total shareholders’ equity divided by shares outstanding. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity exclusive of changes in intangible assets.

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Net interest income is commonly presented on a taxable equivalent basis. That is, to the extent that some component of the institution’s net interest income will be exempt from taxation (e.g., was received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added back to the net interest income total. Management considers this adjustment helpful to investors in comparing one financial institution’s net interest income (pre- tax) to that of another institution, as each will have a different proportion of tax-exempt items in their portfolios. Moreover, net interest income is itself a component of another financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest earning assets.  Additionally, management and many financial institutions also present net interest spread, which is the average yield on interest earning assets minus the average rate paid on interest bearing liabilities. For purposes of these measures as well, taxable equivalent net interest income is generally used by financial institutions, again to provide investors with a better basis of comparison from institution to institution. We calculate taxable equivalent net interest margin by dividing net interest income, adjusted to include the benefit of non-taxable interest income, by average interest earning assets.  We calculate taxable equivalent net interest spread as the difference between average yield on interest earning assets, adjusted to include the benefit of non-taxable interest income, and the average rate paid on interest bearing liabilities.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, strategic branch closing costs, and a non-recurring expense related to the settlement of a class action lawsuit, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, excluding gain/loss on the disposal of assets from strategic branch closures from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible equity as a percentage of tangible assets, and efficiency ratio to the most directly comparable GAAP measures is set forth below.  We have not presented a reconciliation of taxable equivalent net interest income, taxable equivalent net interest margin or taxable equivalent net interest spread to the most directly comparable GAAP measure, as there was no difference between the taxable equivalent measure and comparable GAAP measure for any period presented in this release.

Page	13

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)

	12/31/2023	9/30/2023	12/31/2022
Tangible Book Value Per Share

Equity (GAAP)	$645,285	$623,926	$599,987
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	$644,732	$623,373	$599,434

Shares outstanding	19,024	19,024	19,024
Tangible book value per share	33.89	32.77	31.51
Book value per share	33.92	32.80	31.54

Tangible Equity to Tangible Assets
Total Assets (GAAP)	$6,168,191	$6,054,298	$6,000,052
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	$6,167,638	$6,053,745	$5,999,499

Tangible Equity to Tangible Assets (Non-GAAP)	10.45%	10.30%	9.99%
Equity to Assets (GAAP)	10.46%	10.31%	10.00%

	Three months ended			Year ended
Efficiency Ratio	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022

Net interest income (GAAP)	$38,607	$42,221	$49,186	$171,845	$180,135
Taxable equivalent adjustment	-	-	1	-	1
Net interest income (fully taxable equivalent) (Non-GAAP)	38,607	42,221	49,187	171,845	180,136
Non-interest income (GAAP)	4,474	4,574	4,775	18,315	19,260
Add: Non-recurring loss (1)	101	-	-	101	-
Less: Net gain on sale of building	-	-	-	-	268
Revenue used for efficiency ratio (Non-GAAP)	$43,182	$46,795	$53,962	$190,261	$199,128

Total noninterest expense (GAAP)	$28,831	$27,460	$26,405	$111,297	$100,319
Less: Branch closure expense	114	-	-	114	-
Less: Non-recurring expenses (1)	2,750	-	-	2,750	-
Less: Other real estate (income) expense, net	(12)	163	101	524	310
Expense used for efficiency ratio (Non-GAAP)	$25,979	$27,297	$26,304	$107,909	$100,009

Efficiency Ratio	60.16%	58.33%	48.75%	56.72%	50.22%

(1)	There were no non-recurring losses or expenses in the prior period.

Page	14